                          CERTIFICATE OF INCORPORATION
                                       OF
                                EQ RESOURCES LTD.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do
execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST. The name of the corporation is EQ Resources Ltd.

     SECOND. The address of the corporation's registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets,
in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000). All such shares are to be Common Stock, par value of $.001 per share and are to be of one class.

     FIFTH. The incorporator of the corporation is Janine M. Salomone,  P.O. Box
551, Wilmington, DE 19899.

     SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require,  the election of directors of the  corporation  need not be by written ballot.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

     EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the
State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this
Certificate of Incorporation, and other provisions authorized by the laws of the
State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     TENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of
Delaware. The name and mailing address of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

                  H. Howard Cooper                   621 Seventeenth Street
                                                     Suite 2150
                                                     Denver, Colorado 80220

                  Thomas D. DiGrappa                 621 Seventeenth Street
                                                     Suite 2150
                                                     Denver, Colorado 80220

                  James D. Taylor                    1747 Pennsylvania Avenue
                                                     Suite 450
                                                     Washington, D.C. 20006

                  William Kennedy                    1 Racquet Club Drive
                                                     Midland, Texas 79705

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on November 19, 1998.

                                          ------------------------------------
                                          Janine M. Salomone
                                          Incorporator

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